Exhibit 32
Certification of CEO and CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of FNX Mining Company Inc. (the "Registrant") on Form 40-F for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), A. Terrance MacGibbon, as President and Chief Executive Officer of the Registrant, and Ronald P. Gagel, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ A. Terrance MacGibbon
By: A. Terrance MacGibbon
Title:  President and Chief Executive Officer
March 30, 2006

/s/ Ronald P. Gagel
By: Ronald P. Gagel
Title: Vice President and Chief Financial Officer
March 30, 2006

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.